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                                                                    EXHIBIT 99.2

                                     PROXY
                        RETIREMENT CARE ASSOCIATES, INC.
                       6000 LAKE FORREST DRIVE, SUITE 200
                             ATLANTA, GEORGIA 30328
                           TELEPHONE: (404) 255-7500
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF RETIREMENT CARE ASSOCIATES, INC.


    The undersigned hereby appoints Christopher F. Brogdon and Edward E. Lane, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Retirement Care Associates, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on June 30, 1998, or any adjournment or postponement thereof, on the following matters:


    1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF FEBRUARY 17, 1997, AS AMENDED BY AMENDMENT NO. 1 THERETO DATED AS OF MAY 27, 1997, AMENDMENT NO. 2 THERETO DATED AS OF AUGUST 21, 1997, AMENDMENT NO. 3 THERETO DATED AS OF NOVEMBER 25, 1997 AND AMENDMENT NO. 4 THERETO DATED AS OF APRIL 3, 1998, AMONG SUN HEALTHCARE GROUP, INC., RETIREMENT CARE ASSOCIATES, INC. AND PEACH ACQUISITION CORPORATION PROVIDING FOR THE MERGER OF PEACH ACQUISITION CORPORATION WITH AND INTO RETIREMENT CARE ASSOCIATES, INC.

       FOR ____    AGAINST ____    ABSTAIN ____

    2. IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO TRANSACT AND VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH ABOVE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.


    A copy of the Notice of Special Meetings of Stockholders dated June 2, 1998 and the Joint Proxy Statement/ Prospectus/Information Statement dated June 2, 1998, has been received by the undersigned.


    Please sign exactly as name appears on the share certificate(s). If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Dated:  ----------------------------------           -----------------------------------------------------
                                                                          (Signature)

                                                     -----------------------------------------------------
                                                                  (Signature if held jointly)

                                                      Your vote is important. Please mark, sign, date and
                                                         return this Proxy promptly, using the enclosed
                                                                           envelope.
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